KEY EXECUTIVE EMPLOYMENT AGREEMENT

This Key Executive Employment Agreement (“Agreement”) is entered into as of April 1, 2018 between Impac Mortgage Corp.,  a California corporation (“IMC”) and Impac Mortgage Holdings, Inc., a Maryland corporation ( “IMH”)  ( and jointly referred to as “Employer”) and Rian Furey (“Employee”) on the following terms and conditions.

WHEREAS, Employer engages in the business of providing residential mortgages to individuals;

WHEREAS Employee desires to become employed by Employer as its Chief Operating Officer and President of Direct Lending on the terms and conditions set forth in this Agreement; and

WHEREAS Employer desires the services of Employee in order to obtain his specialized experience, abilities, and knowledge and is therefore willing to engage his services on the terms and conditions set forth below.

THEREFORE, in consideration of the above recitals and of the mutual promises and conditions in this Agreement and for other valuable consideration, receipt of which is hereby acknowledged, it is agreed as follows:

1.	Term of Employment.

The initial term of Employee under this Agreement shall begin on April 1, 2018 and end on December 31, 2019 (the “Initial Term”) and does not extend automatically. The Initial Term, together with any extensions agreed to in writing by an amendment signed by Employer and Employee, is hereinafter referred to as the “Term.”

2.	Place of Employment.

Unless the parties agree otherwise in writing, during the Term, Employee shall perform the services he is required to perform under this Agreement at Employer’s offices, located in Orange County, California, provided, however, that Employer may from time to time require Employee to travel temporarily to other locations on Employer’s business.

3.	Duties.

a. Employer shall employ Employee as its Chief Operating Officer and President of Direct Lending, and Employee shall perform such duties as customarily required of such a position, as identified in Exhibit A to this agreement.   Employee will initially report to George Mangiaracina, Employer’s President, although Employer reserves the right to designate another individual to whom Employee will report.

b. The employment relationship between the parties shall be governed by the general employment policies and practices of Employer, as they may be amended from time to time, including but not limited to those relating to protecting confidential information and assignment of inventions and those pertaining to legal compliance and business ethics, provided, however, that when the terms of this Agreement differ from or conflict with Employer’s general employment policies or practices, this Agreement shall control.

4.	Outside Business Activities.

Subject to the terms and conditions set forth in this Agreement, Employer agrees to employ Employee as the Chief Operating Officer and President of Direct Lending, and Employee hereby accepts this employment. During the Term, Employee shall devote his full-time and best efforts to performing his duties and to Employer’s business and affairs.

5.	Time and Effort Required.

During the Term, Employee shall devote such time, interest, and effort to the performance of this Agreement as may, in the view of Employer, be fairly and reasonably necessary.

6.	Competitive Activities.

During the Term, Employee shall not, directly or indirectly, whether as partner, employee, creditor, shareholder, or otherwise, promote, participate, or engage in any activity or other business competitive with Employer’s business.

7.	Base Salary.

Employee shall receive for services rendered an annual base salary of $500,000.00 payable on a semi-monthly basis in accordance with Employer’s normal payroll practices, subject to all applicable tax withholdings and other authorized deductions.

8.	Incentive Compensation.

In addition to the base salary, Employer will pay to Employee the following incentive compensation, subject to all applicable tax withholdings and other authorized deductions.

a. Quarterly Bonus.  Employer will pay Employee a quarterly bonus of $187,500.00 per quarter for the second, third and fourth quarters of 2018.  Beginning in year 2019, Employee will be eligible for MBO quarterly bonuses of up to $175,000.00 per quarter, based on Employee’s performance (as measured by Employee’s achievement of pre-determined performance objectives established for each calendar quarter) and Employer’s profitability during the year.

b. Annual Bonus.  For 2018, Employee will receive a payment of $500,000.00.  Twenty percent (20%) of this amount will be paid in January 2019 with the remainder paid on or around the date of the filing of Employer’s 2018 10-K.  For 2019, Employee will receive a payment of $550,000.00.  Twenty percent (20%) of this amount will be paid in January 2020 with the remainder paid on or around the date of the filing of Employer’s 2019 10-K.

c.  If Employee gives notice of termination of this Agreement under Section 17 or is terminated under Section 20, below, Employee will receive a pro-rata share of the above described incentive compensation as of the Termination Date.

9.	Stock Options.

a. Employee will be eligible to participate in the stock option program of Impac Mortgage Holdings, Inc. (“Parent Company”).   Grants under this program are typically made annually and are up to the complete discretion of the Board of Directors of the Parent Company.

b. The terms and conditions of the stock options are set forth in option agreements entered between Employer and Employee concurrently herewith and are subject to the terms and conditions of the plan under which the stock options were issued. If a conflict arises between this Agreement and any such option agreement or plan, the option agreement and plan shall govern.

10.	Additional Benefits.

During the Term, Employee shall be entitled to receive all other benefits of employment generally available to Employer’s other employees when and as he becomes eligible for them, including,  medical, dental, life, and disability insurance benefits.

Employer reserves the right to modify, suspend, or discontinue any and all of the above benefit plans, policies, and practices at any time without notice to or recourse by Employee, as long as such action is taken generally with respect to other similarly situated persons and does not single out Employee.

11.	Vacation.

Employee shall be entitled to five (5) weeks of paid vacation in accordance with Employer’s policies and practices in effect with respect to Employer’s other employees. The days selected for Employee’s vacation shall be mutually agreeable to Employer and Employee so that Employer’s business operations will not be unduly interrupted.

12.	Expense Reimbursement.

During the Term, Employer shall reimburse Employee promptly for reasonable and necessary business expenses made and substantiated in accordance with applicable law and the policies and procedures established from time to time by Employer with respect to Employer’s other  employees. Employer shall furnish Employee with reasonable office space, assistance, and facilities.

13.	Ownership of Intangibles and Confidential Proprietary Information Obligations.

Simultaneously with executing this Agreement, Employee agrees to execute the Employer’s Confidentiality, Non-Disclosure, and Non-Recruiting Agreement and Employee Assignment of Interest in Inventions Agreement, a copy of which is attached hereto and incorporated herein as Exhibit B.

14.	Indemnification by Employer.

Employer shall, to the maximum extent permitted by law, indemnify and hold Employee harmless for any acts or decisions made in good faith while performing services for Employer. Employer is currently in the process of preparing and providing new Indemnity Agreements to its Officers and Directors and Employee will be provided and given the same Indemnification rights provided to such Officers and Directors, however it is understood that such indemnification rights will not be applicable as to any action brought against Employee by Employer.

15.	Termination of Employment; Termination Date.

The date on which Employee’s employment by Employer is deemed to have ceased, as defined in the provisions below, is referred to as the “Termination Date.”

16.	Termination without Cause with Severance Payment.

a. On 30 days’ prior written notice, Employer may terminate Employee without Cause (as defined in Section 18), provided, however, that Employer reserves the right to terminate Employee’s employment immediately and provide 30 days’ pay in lieu of notice to Employee.

b. If Employee’s employment is terminated under this Section 16, Employee shall receive payment for all accrued salary, vacation time, a pro-rata portion of the incentive compensation set forth in Section 8, and benefits under benefit plans of Employer through the Termination Date, which for purposes of this Section 16 shall be the date specified in the notice from Employer.  Except as otherwise stated in this Agreement, provided that Employee executes a general release in favor of Employer in a form acceptable to Employer, Employer shall also pay to Employee as severance pay the amount of $500,000.00 ( payable in equal installments over the following 12 months) less applicable tax withholdings and other authorized deductions.

c. After the Termination Date, Employer shall not pay to Employee any other compensation or payment of any kind, including severance or payment in lieu of notice. Except as otherwise provided in this Section 16, all benefits provided by Employer to Employee under this Agreement or otherwise shall cease as of the Termination Date.

17.	Termination of Employment by Employee.

In the event of substantial diminution in Employee’s duties, authority, pay, or responsibilities without organizational performance or market justification as determined by Employer, or in the event of a sale (including a sale of all or substantially all of its assets) or change in control of IMH, Employee may terminate his employment, provided, however, that Employee shall give Employer 30 days’ written notice before any such termination, specifying the nature of the circumstance allegedly justifying such termination by Employee, and Employer shall have until the end of such 30-day period to cure such circumstances in all material respects. A termination in these circumstances shall be treated as a termination without cause, and Employee shall be entitled to the severance payments and benefits as set forth in Section 16, above. The Termination Date under this Section 17 shall be the day after the 30-day cure period expires if Employer fails to cure those circumstances in all material respects by the expiration of that cure period.

18.	Termination for Cause.

a. Termination; Payment of Accrued Salary, Unused Vacation Time and Benefits. The Board of Directors may terminate Employee’s employment with Employer at any time for Cause (as defined below), provided, however, that (i) Employer shall give written notice specifying the circumstances upon which a determination of Cause has been made, and (ii) Employee shall have a 30-day period to cure such circumstances, if curable. The Board may proceed with a termination pursuant to this Section 18 in the event the Employee does not cure the specified circumstances within the 30-day period, if applicable. In that event Employee shall not be entitled to the benefits described in Section 16b, and Employee shall receive payment for all accrued salary, unused vacation time, and benefits under Employer’s benefit plans through the Termination Date, which for purposes of this Section  shall be the date on which notice of termination is given. Employer shall have no further obligation to pay any compensation of any kind (including, without limitation, any incentive compensation or portion of incentive compensation that otherwise may have become due and payable to Employee with respect to the year in which such Termination Date occurs, which for purposes of this Agreement shall be the date specified in Employer’s notice) or severance payment of any kind or to make any payment in lieu of notice. All benefits provided by Employer to Employee under this Agreement or otherwise shall cease on the Termination Date.

b. Definition of Cause. “Cause” means the occurrence or existence of any of the following with respect to Employee, as determined by an affirmative majority vote of the  Board of Directors of Impac Mortgage Holdings, Inc.   :

    (1).  Employee is convicted of ( or pleads nolo contendere to (A) a crime of dishonesty or breach of trust, including such a crime involving either the property of Employer ( or any affiliate, subsidiary, or related entity of Employer) or, the property entrusted to Employer ( or any affiliate, subsidiary, or related entity of Employer) by its clients, including fraud, or embezzlement or other misappropriation of funds belonging to Employer ( or any affiliate, subsidiary, or related entity of

Employer) or any of their respective clients, or (B) a felony leading to incarceration of more than 90 days or the payment of a penalty or fine of $100,000 or more;

  (2).   Employee materially and substantially fails to perform Employee’s job  duties properly assigned to Employee after being provided 30 days prior written notification by the Board of Directors of Impac Mortgage Holdings, Inc. setting forth those duties that are not being performed by Employee; provided that Employee shall have a reasonable time to correct any such failures to the extent that such failures are correctable and Employer may not terminate Employee for “cause” on the basis of any such failure that is cured with a reasonable time.

  (3) Employee has engaged in willful misconduct or gross negligence in connection with his service to Employer ( or any affiliate, subsidiary, or related entity of Employer) that has caused or is causing material harm to Employer ( or any affiliate, subsidiary, or related entity of Employer;

   (4) Employee’s material breach of any of the terms of this Agreement or any other obligation that Employee owes to Employer ( or any affiliate, subsidiary, or related entity of Employer), including a material breach of trust or fiduciary duty or material breach of any proprietary right and inventions or confidentiality agreement between Employer and Employee (or between Employee and any affiliate, subsidiary, or related entity of Employer) ( as such agreements may be adopted or amended from time to time by Employer and Employee).

19.	Termination on Resignation.

Employee may voluntarily terminate his employment with Employer at any time on 30 days’ prior written notice. If Employee provides such notice, Employer, at its discretion, may accelerate the termination of Employee’s employment to any date after receipt of such notice from Employee and before the date of the termination specified in such notice from Employee. Any acceleration of the termination of Employee’s employment shall be effective on written notice being delivered to Employee by Employer. On any such acceleration by Employer, Employee shall not be entitled to any payment in lieu of notice. If Employee’s employment is terminated under this Section 19, Employee shall receive payment for all accrued salary, unused vacation time, and benefits under Employer’s benefit plans through the Termination Date, which for purposes of this Section 19 shall be the earlier of (a) the date on which the 30 days referred to above expires, (b) the date to which Employer elects to accelerate the termination of Employee’s employment, or (c) the date on which Employee ceases performing duties under this Agreement. Employer shall have no further obligation to pay compensation of any kind (including without limitation any incentive compensation or portion of incentive compensation that may otherwise have become due and payable to Employee with respect to the year in which the Termination Date occurs, which for these purposes shall be the date specified in Employer’s notice) or severance payment of any kind or to make any payment in lieu of notice. All benefits provided by Employer to Employee under this Agreement or otherwise shall cease on the Termination Date.

20.	Termination Because of Disability.

Employer may terminate Employee’s employment if Employee suffers a disability that renders Employee unable to perform the essential functions of the position, even with reasonable accommodation, for three (3) months in any 12-month period and if there is no vacant position to which Employee could be transferred for which he is qualified. The terms “disability, “essential functions,” and “reasonable accommodation” are to given the definitions provided by state and federal law; notwithstanding the language of this Section 20, Employee shall be entitled to protections and remedies afforded him by state and federal law. A termination in these circumstances shall be treated as a termination with cause, and Employee shall receive a pro-rata portion of the incentive compensation set forth in Section 8, but not be entitled to the severance payment set forth in Section 16, above.  All benefits provided by Employer to Employee under this Agreement or otherwise shall cease on the Termination Date.

21.	Termination on Death.

If Employee dies before the term of this Agreement expires, Employer shall pay to Employee’s estate the accrued portion of Employee’s salary and vacation time and benefits that Employee is then entitled to receive under Employer’s benefit plans through the Termination Date (which for purposes of this Section 21 shall be the date of Employee’s death), less standard withholdings for tax and Social Security purposes. Employer shall have no obligation to make any other payment, including severance or other compensation, of any kind (including, without limitation, any bonus or portion of a bonus that may otherwise have become due and payable to Employee with respect to the year in which the Termination Date occurs). All other benefits provided by Employer to Employee under this Agreement or otherwise shall cease on the Termination Date.

22.	Employer’s Right to Assign Agreement.

In the event of a merger in which Employer is not the surviving entity, or of a sale of all or substantially all of Employer’s assets, Employer may, at its sole option, assign this Agreement and all rights and obligations under it to any business entity that succeeds to all or substantially all of the Employer’s business through that merger or sale of assets.

23.	Rights and Obligations after Notice of Termination.

If Employee gives notice of termination of this Agreement under Sections 17 or 19, above, or if it becomes known that this Agreement will otherwise terminate in accordance with its provisions, Employer may, in its sole discretion and subject to its other obligations under this Agreement, relieve Employee of his duties under this Agreement and assign Employee other reasonable duties and responsibilities to be performed until the termination becomes effective.

24.	Duty of Cooperation after Termination.

Employee agrees to cooperate with Employer, during the term of this Agreement and 90 days thereafter (including following Employee’s termination of employment for any reason), by being reasonably available to testify at the request of Employer or any subsidiary or affiliate in any action, suit, or proceeding, whether civil, criminal, administrative, or investigative, and to assist Employer, or any subsidiary or affiliate, in any such action, suit, or proceeding by providing information and meeting and consulting with Employer, or representatives of or counsel to Employer, or any subsidiary or affiliate, as reasonably requested. Employer agrees to reimburse Employee for all expenses actually incurred in connection with Employee’s provision of testimony or assistance (including attorney fees incurred in connection therewith) on submission of appropriate documentation to Employer.

25.	Dispute Resolution and Binding Arbitration.

a. Employee and Employer agree that any dispute that arises out of or relates to Employee’s employment relationship with Employer, the termination of that employment relationship, or the validity, enforceability, or breach of this Agreement (including this Section 25) shall be submitted to binding arbitration in accordance with the Federal Arbitration Act, not the California Arbitration Act. For the purposes of this Section 25, “Employer” includes any of its affiliates, successors, subsidiaries, or parent companies and any present or former officer, director, employee, agent, attorney, or insurer of Employer. Nothing in this Section 25 shall prevent Employee from filing or maintaining a claim for workers’ compensation, state disability insurance, or unemployment insurance benefits, and nothing in this Section 25 shall be construed to prevent or excuse Employee or Employer from using existing internal procedures for the resolution of complaints. Employee may bring claims before administrative agencies when the law permits the agency to adjudicate those claims, even when there is an agreement to arbitrate; examples include claims or charges with the United States Equal Employment Opportunity Commission (or comparable state agency), the National Labor Relations Board, the U.S. Department of Labor, or the Office of Federal Contract Compliance Programs. Nothing in this Section 25 shall require arbitration of disputes that are excluded from coverage by this Section 25 or by law.

b. Employer and Employee agree that any dispute in arbitration will be brought on an individual basis only, and not on a class, collective, or representative basis on behalf of others (this agreement to be referred to hereafter as the Class Action Waiver). The Class Action Waiver does not apply to any claim that Employee brings on behalf of both himself or herself and others under the California Private Attorneys General Act of 2004.

c. Employee will not be subject to any retaliation or discrimination if Employee seeks to challenge this arbitration provision or participate in a class, collective, or representative action in any forum, but Employer may lawfully seek enforcement of this Agreement under the Federal

Arbitration Act and seek dismissal of any class, collective, or representative actions or claims to the fullest extent allowed by law.

d. The parties each expressly waive the right to a jury trial and agree that the arbitrator’s award shall be final and binding on the parties, provided that any award shall be reviewable by a court of law to the fullest extent allowed by law, including for any error of law by the arbitrator. The arbitrator shall have discretion to award monetary and other damages, or to award no damages, and to fashion any other relief that the arbitrator considers appropriate, but only to the extent consistent with law. The parties expressly agree that the arbitrator shall have discretion to award the prevailing party reasonable costs and attorney fees incurred in bringing or defending an action under this Section 25, to the fullest extent allowed by law at the time the arbitration commences. Judgment may be entered on the arbitrator’s decision in any court having jurisdiction.

e. Employer agrees to pay all costs and expenses unique to arbitration, including the arbitrator’s fees.

26.	Integration.

This Agreement contains the entire agreement between the parties and supersedes all prior or contemporaneous oral and written agreements, understandings, commitments, and practices between them, including all prior employment agreements, whether or not fully performed by Employee before the date of this Agreement. Without limiting the generality of the foregoing, except as provided in this Agreement, all understandings and agreements, written or oral, relating to Employee’s employment by Employer or Employer’s payment of any compensation or provision of any benefit in connection therewith or otherwise are hereby terminated and shall be of no future force or effect. Employee represents and warrants that Employee is not relying on any representations made before or outside of this Agreement. No oral modifications, express or implied, may alter or vary the terms of this Agreement. No amendments to this Agreement may be made except by a writing signed by the CEO or President of Employer, and Employee. No employee is authorized to alter or vary the terms of this Agreement except by written agreement by the CEO or President of Employer. Any representations contrary to this Agreement, express or implied, written or oral, made after the date of this Agreement are hereby disclaimed.

27.	Choice of Law.

This agreement shall be construed and enforced in accordance with, and governed by, the laws of the State of California, without giving effect to the conflict of laws provisions thereof, with the exception of any claims that may be governed by federal law, such as claims governed by the Federal Arbitration Act or the Employee Retirement Income Security Act.

28.	Notices.

Any notice to Employer required or permitted under this Agreement shall be given in writing to Employer, either by personal delivery (including personal delivery by e-mail) or by registered or certified mail, postage prepaid, addressed to the CEO or President at Employer’s then principal place of business. Any such notice to Employee shall be given in a like manner and, if mailed, shall be addressed to Employee at his home address then shown in Employer’s files. For the purpose of determining compliance with any time limit in this Agreement, a notice shall be deemed to have been duly given (a) on the date of delivery, if delivered personally to the party to whom notice is to be given, or (b) on the third business day after mailing, if mailed to the party to whom the notice is to be given in the manner provided in this Section 28.

29.	Severability.

If any provision of this Agreement is held invalid or unenforceable, the remainder of this Agreement shall nevertheless remain in full force and effect. If any provision is held invalid or unenforceable with respect to particular circumstances, it shall nevertheless remain in full force and effect in all other circumstances. If the Class Action Waiver in Section 29 is deemed to be unenforceable, then Employer and Employee agree that this Agreement is otherwise silent as to any party’s ability to bring a class, collective, or representative action in arbitration.

30.	Employee’s Representations.

Employee represents and warrants that he is not restricted, contractually or otherwise, from entering into this Agreement. Employee further warrants that he has the qualifications previously represented to Employer, including any required licenses or certifications. Employee also warrants that he will not use or disclose any of his former employers’ trade secrets, confidential information or proprietary information in the course of his employment by Employer.

31.	Counterparts.

This Agreement may be executed on separate copies, any one of which need not contain signatures of more than one party but all of which taken together shall constitute one and the same Agreement.

32.	Successors and Assigns.

This Agreement is intended to bind and inure to the benefit of and be enforceable by Employee and Employer and their respective successors and assigns, except that Employee may not assign any of his rights or duties under this Agreement without Employer’s prior written consent.

33.	Attorney Fees.

If any legal proceeding is necessary to enforce or interpret the terms of this Agreement or to recover damages for breach of this Agreement, the prevailing party shall be entitled to reasonable attorney fees as well as reasonable costs and disbursements (including expert witness fees), in addition to any other relief to which the prevailing party may be entitled.

34.	Amendments.

No amendments or other modifications to this Agreement may be made except by a writing signed by both parties.

35.	No Third Party Rights Conferred.

Except for Employee’s estate under Section 21, above, and any successor of Employer under Section 22, above, nothing in this Agreement, express or implied, is intended to confer on any third person any rights or remedies under or because of this Agreement. There are no third party beneficiaries of this Agreement.

Executed by the parties on April 1, 2018 at Newport Beach, California, to be effective on the date first above written.

/s/ Rian Furey Rian Furey Impac Mortgage Corp., a California corporation Impac Mortgage Holdings, Inc., a Maryland Corporation By: /s/ George Mangiaracina Name: George Mangiaracina Its: President

EXHIBIT A

JOB DESCRIPTION AND RELATED ENTITIES

Direct, administer and coordinate the activities of the Organization in support of policies, goals and objectives established by the Chief Executive Officer and the Board by performing the following duties personally or through subordinate managers.  For purposes of this Exhibit A, "Organization" means the Employer and any affiliates or related entities of Employer for whom Executive is requested to provide services pursuant to the Agreement.  Guide and direct management in the development, strategy, growth, production, expansion into new geographic areas, promotion and the financial aspects of the Organization's products and services.  Direct the preparation of short-term and long-range plans and budgets based on broad corporate goals and growth objectives.  Oversee executives who direct department activities that implement the Organization's policies.  Create the structure and processes necessary to manage the Organization's current activities and its projected growth.  Implement programs that meet the Organization's goals and objectives.  Maintain a sound plan of corporate Organization, establishing policies to ensure adequate management development and to provide for capable management succession.  Develop and install procedures and controls to promote communication and adequate information flow within the Organization.  Establish operating policies consistent with the Chief Executive Officer's broad policies and objectives and ensure their execution.  Evaluate the results of overall operations regularly and systematically and reports these results to the Chief Executive Officer and the Board.  Define responsibilities, authorities and accountability of all direct subordinates and manage compliance with same.  Monitor all Organization activities and operations for compliance with local, state and federal regulations and laws governing business operations, and implement and oversee programs designed to ensure such compliance.  Manage a staff of employees including but not limited to insuring compensation structures within the Division are appropriate.  Perform supervisory duties to include: hiring, corrective action, performance appraisals, salary reviews, counseling, work scheduling, training and budgeting. Executive’s responsibilities do not include those of an advertising spokesperson, appearing in commercials or other media or materials distributed to the public. Employer will not publish Executive’s image or likeness without Executive’s consent.

Executive acknowledges and understands that Executive may be requested by Employer to devote some or all of Executive's time and effort during the term of employment pursuant to the Agreement to the businesses of Employer's affiliates or related entities pursuant to certain agreements between and among Employer and such affiliates or related entities.

Executive understands and acknowledges that Executive's obligations under the Agreement, including Executive's duties under the Proprietary Rights and Inventions Agreement entered into, shall apply and extend to Executive's knowledge of the business of Employer's affiliates or related entities and any trade secret or other confidential or proprietary information relating to same.

EXHIBIT B

EMPLOYEE CONFIDENTIALITY, NON-DISCLOSURE,

AND NON-RECRUITING Agreement

This Employee Confidentiality, Non-Disclosure, and Non-Recruiting Agreement (hereinafter referred to as the “Agreement”) is entered into by and between Impac Mortgage Corp., a California corporation (hereinafter referred to as the “Company”) and the employee whose name and signature appear below (hereinafter referred to as the “Employee”) as of the date indicated below, in regard to the following facts:

A.Company is involved in the business of providing residential mortgages to individuals (hereinafter “Company Business”).

B.As part of Employee’s employment with the Company, Employee has or will be exposed to and/or provided with trade secrets (hereinafter referred to as “Trade Secrets”) and proprietary and confidential information (hereinafter referred to as “Confidential Information”) relating to the operation of the Company Business and its clients or customers.

C. The Company wishes to protect its Trade Secrets and Confidential Information from unauthorized possession, use or disclosure, and to protect itself from unfair competition.  Accordingly, Employee acknowledges that a part of the consideration Employee is providing the Company in exchange for his/her employment and continued employment with the Company is Employee’s agreement to maintain the secrecy of the Company’s Trade Secrets and Confidential Information in the manner provided herein.

In consideration of the foregoing, Employee agrees as follows:

1.Duty of Loyalty.  While employed by the Company, Employee agrees at all times to devote his/her best efforts to the business of the Company, to perform conscientiously all duties and obligations required or assigned, and not to usurp, for personal gain, any opportunities in the Company’s line of business.

2.Protection of the Company’s Trade Secrets and Confidential Information.

A.Definition of “Trade Secrets.”  Employee acknowledges and agrees that, through Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the Company’s Trade Secrets.  “Trade Secrets” mean information, including a formula, pattern, compilation, program, device, method, technique or process, that: (1) derives independent economic value, actual or potential, from not being generally known to the public or to other persons or entities who can obtain economic value from its disclosure or use and (2) is the subject of efforts that are reasonable under the circumstances to maintain it secrecy.  The Company’s Trade Secrets include, but are not limited to, the following:  The Company’s files and records regarding customers, prospective customers, independent contractors, subcontractors, vendors, and suppliers, such as contact information; customer lists; prospective customer lists; customer profiles, needs, specifications, account history, habits, and correspondence; information and documents pertaining to analyses and forecasts of production capacity and readiness to meet customer needs; business plans and strategy; information and documents regarding, development, testing, and composition of the Company’s products and services (including, but not limited to, manuals, formulas, flowcharts, specifications, and other products containing information that may be useful to a competitor); custom forms and documents created for internal use in conducting Company Business; software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes); the methods and systems used by the Company in soliciting, marketing, selling and providing its products and services to its customers; financial and accounting information, such as budgets, cost, pricing, and billing information, estimating processes, revenues, and profit margins, targets, and forecasts; unpublished financial statements; and sales and marketing plans, strategies, programs, methods, and techniques.  Employee acknowledges and agrees that the Company’s Trade Secrets are not generally known to the public or to the Company’s competitors, were developed or compiled at significant expense by the Company over an extended period of time, are the subject of the Company’s reasonable efforts to maintain their secrecy, and that the Company derives significant independent economic value by keeping its Trade Secrets a secret.

B.Definition of “Confidential Information.”  Employee acknowledges and agrees that, through Employee’s employment with the Company, Employee has or will be exposed to and/or provided with the Company’s Confidential Information.  “Confidential Information” means all information belonging to the Company, whether reduced to writing or in a form from which such information can be obtained, translated or derived into reasonably usable form, and whether the information is simply in Employee’s head, that has been provided to Employee during Employee’s employment with the Company and/or Employee has gained access to while employed by the Company and/or was developed by Employee in the course of Employee’s employment with the Company, that is proprietary and confidential in nature.  The Company’s Confidential Information includes, but is not limited to, information believed by the Company to be a Trade Secret that ultimately does not qualify as such under applicable state or federal law but nonetheless was maintained by the Company as confidential, as well as other information maintained as confidential by the Company, including, but not limited to:  information concerning the nature of the Company Business and its manner of operation; the methods, strategies, programs, and systems used by the Company in soliciting, marketing, selling and providing its products and services to its customers; financial and accounting information (such as cost, pricing and billing information, price lists, customer profiles and needs, financial policies and procedures estimating processes, revenues, and profit margins, targets, and forecasts); sales and marketing information, such as sales strategies and programs; information concerning the Company’s customers and prospective customers (including, but not limited to, customer lists, prospective customer lists, product and service pricing information, revenues from customer accounts, customer purchasing habits and special needs, contract terms and expiration dates, personal and private information and data of customers and prospective customers, correspondence with customers, negotiation histories, billing histories, and any information about specific customers’ needs and pricing or service preferences); information identifying persons who previously purchased any products or services from the Company; information concerning the Company’s independent contractors, subcontractors, vendors, and suppliers (including lists of all the foregoing); plans and projections for business opportunities for new or developing business; information regarding the Company’s products and services, such as technical data design, flowcharts, plans, proposals, processes, formulae, data and know-how, discoveries, developments, designs, improvements, inventions (whether or not patentable), experimental and research work, and methods; computer and electronic systems, programs, software, disks, tapes, reports, memoranda, charts, notes, manuals, and drawings; software developed by or for the benefit of the Company and related data source code and programming information (whether or not patentable or registered under copyright or similar statutes); unpublished financial statements, budgets, projections, and licenses; employee training methods and employee policies and procedures; personnel files and employment-related records of the Company’s current and former employees (other than Employee’s information) (including, but not limited to, information related to the hiring, recruitment, retention, and termination of the Company’s current and former employees, as well as information related to their job duties, assignments, skills, performance, discipline, promotions, compensation, benefits, leaves of absence, and medical files); the Company’s organizational structure and internal correspondence regarding personnel changes and internal reporting structures; and information concerning the Company Business relationships with persons, firms, corporations and other entities.  Additionally, Confidential Information includes private information of and/or about the Company’s customers that the Company collects, compiles and maintains, including without limitation credit information, social security numbers, addresses, phone numbers, and other private data, whether or not the Company has a legal obligation to safeguard the privacy of such information under applicable state and federal law.

C.Information Not Included Within the Definition of Trade Secrets and/or Confidential Information.  For avoidance of doubt, the Company’s Trade Secrets and Confidential Information do not include any information that: (1) is already in the public domain or becomes available to the public through no breach by Employee of this Agreement; (2) was lawfully in the Employee’s possession prior to disclosure to Employee by Company; (3) is lawfully disclosed to Employee by a third party without any obligations of confidentiality attaching to such disclosure; or (4) is developed by Employee entirely on his/her own time without the Company’s equipment, supplies or facilities and does not relate at the time of conception to the Company Business or actual or demonstrably anticipated research or development of the Company.

D.Company Property.  Employee acknowledges and agrees that all Trade Secrets and Confidential Information developed, created or maintained by Employee, alone or with others, while he/she is employed by the Company, shall remain at all times the sole property of the Company, regardless of where such Trade Secrets and Confidential Information may be stored or maintained by Employee, including, without limitation, on any personal electronic or mobile device owned by Employee.  Employee further acknowledges and agrees that all contact information of and all communications (including emails, text messages, and other private electronic messages) with the Company’s customers, prospective customers and vendors that Employee may come to possess during Employee’s employment with the Company shall remain the sole property of the Company even if Employee stores such information on Employee’s personal cell phone or electronic device, and Employee shall not take and fail to return such information after termination of Employee’s employment with the Company for any reason.

E.Safeguarding of Company’s Property and Information.  Employee is strictly prohibited, at all times during Employee’s employment with the Company except with prior written approval of the Company’s President, from forwarding from Employee’s Company email account to Employee’s personal email account(s) any emails or documents containing any Company Trade Secrets and/or Confidential Information, as well as from copying, transferring or uploading to Employee’s personal Cloud-based or online storage accounts such as a personal Dropbox or Google Docs account any documents containing any Company Trade Secrets and/or Confidential Information.  Employee is also strictly prohibited, at all times during Employee’s employment with the Company except with the express or implicit authorization of the Company, and then only for the sole benefit of the Company during the term of employment, from removing from the premises of the Company any physical item or document, or any written, electronic or recorded copy of any physical item or document, containing or embodying any Company Trade Secrets and/or Confidential Information, including without limitations the same in electronic or digital form.  Employee shall not leave any of the Company’s Trade Secrets and Confidential Information unattended in any area, whether on or off the Company’s premises, where leaving such information unattended creates a risk that the information may be accessed or acquired by any individual who is not authorized to view or access the Company’s Trade Secrets and Confidential Information.

F.Company-Issued or Subsidized Electronic Devices.  If Employee is issued any electronic device by the Company such as a smart phone, iPad, laptop computer, or external hard drive, or if the Company is otherwise subsidizing the cost of Employee’s use of any electronic device, Employee agrees that the following shall govern Employee’s use, access, and possession of such devices:  (1) Employee has no right to privacy with respect to any data that is stored on the device; (2) Employee’s use of the device shall be in accordance with the Employee Handbook policies pertaining to use of Company equipment, computers, networks and systems; (3) Employee will not use the device in any circumstances in which use of the device may distract Employee or others from any business task that requires close attention or otherwise may create an unsafe condition; (4) Employee will not use the device in a manner that violates any applicable federal, state and local laws such as driving laws; (5) Employee will return all such devices to the Company when requested to do so by the Company and/or immediately upon termination of Employee’s employment with the Company for any reason; (6) as soon as Employee begins to consider leaving the Company or Employee realizes his/her employment with the Company has or will soon come to an end, Employee will not wipe or delete or cause any data to be wiped or deleted from any such device before returning the device to the Company; (7) as soon as Employee’s employment with the Company terminates for any reason, or as soon as the Company requests that Employee return the device for any reason, Employee no longer has authorization or consent from the Company to access the device and Employee will not access the device for any reason before returning it to the Company; and (8) before Employee returns the device to the Company, whether upon request by the Company to return it or termination of Employee’s employment, if Employee has stored any data on the device that Employee considers to be personal, Employee will not retrieve or access the device to retrieve such personal data except with the written consent of the Company or in the presence of an authorized Company representative.

G.Covenant Not to Use, Publish or Disclose the Company’s Trade Secrets and/or Confidential Information During and After Termination of Employment.    Employee acknowledges and agrees that Employee’s employment with the Company creates a relationship of confidence and trust with the Company with respect to all of the Company’s Trade Secrets and Confidential Information.  Therefore, at any time during Employee’s term of employment or following the termination of Employee’s employment with the Company, whether voluntary or involuntary, Employee shall not, except as required in the conduct of the Company Business or as authorized in writing by the Company, use, publish or disclose any of the Company’s Trade Secrets and/or Confidential Information in any manner whatsoever.    Notwithstanding the foregoing, this Section 2.G. does not prohibit or limit the right of Employee to discuss, debate and communicate with other employees of the Company regarding his or her workplace terms and conditions of employment, including wages.  Additionally, Employee’s agreement not to disclose or use Trade Secrets and/or Confidential Information includes an agreement to exercise due diligence and reasonable care when handling, maintaining, transferring, disposing or storing any Trade Secrets and/or Confidential Information so as to not violate any consumer federal or state privacy laws.  Employee also agrees to fully and completely comply with any and all security and privacy policies enacted by the Company, including but not limited to all policies and directives of Company.

H. Covenant Not to Solicit the Company’s Clients and/or Customers After Termination of Employment Through the Use of the Company’s Trade Secrets and/or Confidential Information.  Employee agrees that for a period of one (1) year following the termination of his/her employment with the Company, whether voluntary or involuntary, Employee shall not, directly or indirectly, solicit or attempt to solicit any business from any of the Company’s clients and/or customers for the purposes of providing products or services that are competitive with those provided by the Company where such solicitation and/or attempt at solicitation is done by Employee through the use of the Company’s Trade Secrets and/or Confidential Information.

3.Non-Recruiting Covenant.  Employee acknowledges and agrees that the Company has invested substantial time and effort in assembling its present personnel and that as a result of Employee’s employment with the Company, Employee will become privy to and familiar with Company’s personnel and recruiting practices and strategies and with Company’s human capital and talent.  Therefore, Employee agrees that for one (1) year following his/her termination of employment with the Company, whether voluntary or involuntary, Employee will not directly or indirectly recruit, or attempt to recruit, any employee of the Company, or induce or attempt to induce any employee of the Company, to terminate or cease employment with the Company.  Notwithstanding the foregoing, nothing in this Section 3 shall prevent Employee from receiving and considering any application from any employee of the Company that is not solicited by Employee or on Employee’s behalf.

4.Covenant Not to Compete During Term of Employment.  Employee promises that during his/her term of employment with the Company, he/she shall not, directly or indirectly, either as an employee, employer, consultant, agent, principal, partner, corporate officer, board member, director, or in any other individual or representative capacity, engage or attempt to engage in any competitive activity relating to the subject matter of his/her employment with the Company or relating to the Company’s line of business.

5.Reasonableness of Restrictive Covenants.  Employee acknowledges that he/she has carefully read and considered Sections 2, 3 and 4 of this Agreement and agrees that the restrictions set forth therein are fair and reasonable, are supported by valid consideration, and are reasonably required to protect the legitimate business interests of the Company.

6. Defend Trade Secrets Act Immunity.  Notwithstanding any provisions in this Agreement or Company policy applicable to the unauthorized use or disclosure of trade secrets, Employee is hereby notified that, pursuant to the Defend Trade Secrets Act as contained in 18 U.S.C. § 1833, Employee cannot be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret that is made (a) in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney; and (b) solely for the purpose of reporting or investigating a suspected violation of law.  Employee also may not be held so liable for such disclosures made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal.  In addition, individuals who file a lawsuit for retaliation by an employer for reporting a suspected violation of law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal and does not disclose the trade secret, except pursuant to court order provided the Employee’s actions are consistent with 18 U.S.C. § 1833.

7.Prior Agreements, Relationships and Commitments.

A.Except as disclosed in the form attached hereto as Exhibit A, Employee has no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent Employee from performing any of Employee’s obligations to the Company under this Agreement, or would otherwise prevent Employee from performing his/her job duties while employed by the Company.

B.Employee will not disclose and has not disclosed to the Company and will not use, or induce the Company to use, any trade secrets or confidential information of others.  Employee represents and warrants that he/she has returned all property, trade secrets and confidential information belonging to others and is not in possession of any such property, confidential information or trade secrets.

C.Employee agrees to indemnify, defend and hold harmless the Company and its officers, directors and employees from any and all claims, damages, costs, expenses or liability, including reasonable attorney’s fees incurred in connection with or resulting from any breach or default of the representations and warranties contained in this Section 8.

8.Termination of Employment.  If Employee’s employment with the Company is terminated for any reason, whether voluntarily or involuntarily, Employee shall promptly, regardless of whether requested by Company to do so at the time of Employee’s termination:

A.Inform the Company of and deliver to the Company all records, files, electronic data, documents, plans, reports, books, notebooks, notes, memoranda, correspondence, contracts and the like in Employee’s possession, custody or control that contain any of the Company’s Trade Secrets or Confidential Information which Employee prepared, used, or came in contact with while employed by the Company;

B.Inform the Company of and deliver to the Company all records, files, electronic data, documents, plans, reports, books, notebooks, notes, memoranda, correspondence, contracts and the like in Employee’s possession, custody or control that pertain in any way to the business of the Company and which Employee prepared, used, or came in contact with while employed by the Company;

C.Deliver to the Company all tangible property in Employee’s possession, custody or control belonging to the Company, including, but not limited to, key cards, office keys, cell phone, pagers, personal digital assistants, external hard drives, thumb drives, zip drives, lap top computers and desk top computers;

D.and

E.Sign the Certificate of Compliance Post Termination attached hereto as Exhibit B.

9.Injunctive Relief.  Employee acknowledges and agrees that if the Company’s Trade Secrets and/or Confidential Information were disclosed to a competing business or used in an unauthorized manner as provided herein, such unauthorized disclosure or use would cause immediate and irreparable harm to the Company and would give a competing business an unfair business advantage against the Company for which the Company may not have an adequate remedy at law.  As such, Employee agrees that the Company shall be entitled to any proper injunction, including but not limited to temporary, preliminary, final injunctions, temporary restraining orders, and temporary protective orders, to enforce Sections 2, 3, 4 and 5 of this

Agreement in the event of breach or threatened breach by Employee, in addition to any other remedies available to the Company at law or in equity.  The restrictive covenants contained in this Agreement are independent of any other obligations between the parties, and the existence of any other claim or cause of action against the Company is not a defense to enforcement of said covenants by injunction.

10.Notice to Third Parties.  Employee authorizes the Company to provide a copy of this Agreement to third parties, including, but not limited to, Employee’s subsequent, anticipated, or possible future employers.

11.At-Will Employment.  Employee agrees and understands that nothing in this Agreement shall confer any right with respect to continuation of employment with the Company, nor shall it interfere in any way with Employee’s right or the Company’s right to terminate Employee’s employment at any time, with or without cause, with or without notice.

12.Waiver.  No waiver by the Company of any breach of this Agreement shall be a waiver of any preceding or succeeding breach.  No waiver by the Company of any right under this Agreement shall be construed as a waiver of any other right.

13.

14.Entire Agreement.  This is the entire agreement between the Company and Employee regarding the secrecy, use and disclosure of the Company’s Trade Secrets and Confidential Information and this Agreement supersedes any and all prior agreements regarding these issues.  The provisions of this Agreement shall be governed by and construed in accordance with the laws of the State of California without giving effect to the principles of conflict of laws.  This Agreement consists of a series of separate restrictive covenants, all of which shall survive and be enforceable in law and/or equity after Employee’s termination or cessation of employment.

15.Severability.  Each provision of this Agreement is intended to be severable.  If any court of competent jurisdiction determines that one or more of the provisions of this Agreement, or any part thereof, is or are invalid, illegal or unenforceable, such invalidity, illegality or unenforceability shall not affect or impair any other provision of this Agreement, and this Agreement shall be given full force and effect while being construed as if such invalid, illegal or unenforceable provision had not been contained within it.   If the scope of any provision in this Agreement is found to be too broad to permit enforcement of such provision to its full extent, Employee consents to judicial modification of such provision and enforcement to the maximum extent permitted by law.

16.Incorporation of Recitals.  The Recitals referenced at the beginning of this Agreement are hereby incorporated by this reference into this Agreement as material terms of this Agreement.

17.Counterparts and Facsimile/Digital Signatures.  This Agreement may be executed in any number of counterparts, each of which will be deemed to be an executed Agreement and each of which shall be deemed to be one and the same instrument.  A facsimile or digital signature shall be treated as an original signature for all purposes.

The undersigned acknowledges that he/she has read and understood this Agreement, and that he/she signs this Agreement intending to be bound by its terms as of the date indicated below.

______________________________________

Employee’s Signature

______________________________________

Employee’s Printed Name

______________________________________

Date

Accepted and agreed to:

Impac Mortgage Corp., a California corporation

By: _______________________________________

Printed Name: ______________________________

Title: ______________________________________

Date: ______________________________________

EXHIBIT A

PRIOR AGREEMENTS, RELATIONSHIPS AND COMMITMENTS

I represent and warrant that, except as disclosed below, I have no agreements, relationships, or commitments to any other person or entity that conflict with or would prevent me from performing any of my obligations to the Company under this Agreement, or would otherwise prevent me from performing my job duties while employed by the Company (if none, so state):

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

____________________________________________________________________________

_____________________________________________________________________________

Date: _____________________________________________________

[Employee’s Signature]